                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                               (Amendment no. __)

Filed by the Registrant    [X]
Filed by a party other than the Registrant  [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement             [ ] Confidential, for Use of the
[X] Definitive Proxy Statement                  Commission Only (as permitted by
[ ] Definitive Additional Materials             Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                             SMARTSOURCES.COM, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]      Fee paid previously with preliminary materials.

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[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

[LOGO]
[SMARTSOURCES.COM LOGO]

                         To Our Shareholders:

                         We are pleased to report that since going public in December 1998, SmartSources.com has experienced a new level of growth and potential. By concluding many of our research and development projects during 1998, the company is shifting its focus to the development of its markets and becoming a dynamic Internet business enterprise.

                         The Internet is changing everything

                         The Internet is creating an exciting field of commercial and business opportunities for our software technologies to build better and more efficient business to business solutions and services for our partners around the world.

                         We positioned the company to compete in the years ahead by forming three divisions, International Trade, Knowledge Management and Smart communities. These divisions will expand the Company's management team, resources, products and services and utilize our core proprietary software technologies to create and procure new Internet-based business opportunities.

                         Employees and Offices

                         Today the board of directors, the management team and staff in Seattle, Toronto, Silicon Valley and Vancouver are working diligently to transform SmartSources.com into a world-class global Internet company.

                         Growth Strategy for 1999 and beyond

                         Our plan is to expand our current business and market share while strategically pursuing partnerships and acquisitions to consolidate new market channels for our products and services on the Internet.

                         Sincerely,
                         /s/ NATHAN NIFCO
                         Nathan Nifco
                         Chairman & CEO

                             SMARTSOURCES.COM, INC.
                          2030 MARINE DRIVE, SUITE 100
                       NORTH VANCOUVER, BRITISH COLUMBIA
                                 CANADA V7P 1V7

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 21, 1999

To the Shareholders of SmartSources.com, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of SMARTSOURCES.COM, INC., a Colorado corporation (the "Company"), will be held on Friday, May 21, 1999, at 10:00 a.m., local time, at the offices of the Company, located at 2030 Marine Drive, Suite 100, North Vancouver, British Columbia, Canada V7P 1V7 for the following purposes:

          1. To elect four directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

          2. To approve the Company's 1999 Stock Incentive Compensation Plan.

          3. To ratify the selection of Moss Adams LLP, independent certified public accountants, to serve as auditors of the Company for its fiscal year ending December 31, 1999.

          4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on March 31, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                            By Order of the Board of Directors
                                /s/ NATHAN NIFCO
                                            NATHAN NIFCO
                                            Chairman

North Vancouver, British Columbia, Canada
May 3, 1999

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                             SMARTSOURCES.COM, INC.
                          2030 MARINE DRIVE, SUITE 100
                       NORTH VANCOUVER, BRITISH COLUMBIA
                                 CANADA V7P 1V7

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                  May 21, 1999

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SMARTSOURCES.COM, INC., a Colorado corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on May 21, 1999, at 10:00 a.m., local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of the Company located at 2030 Marine Drive, Suite 100, North Vancouver, British Columbia, Canada V7P 1V7. The Company intends to mail this proxy statement and accompanying proxy card on or about May 10, 1999, to all shareholders entitled to vote at the Annual Meeting.

     On December 11, 1998, Innovest Capital Sources Corporation (now SmartSources.com, Inc.) acquired all of the capital stock of Nifco Investments Ltd. ("Nifco") in exchange for 6,000,000 shares of Common Stock (the "Common Stock") issued to former shareholders of Nifco (the "Exchange Transaction").

     As a result of the Exchange Transaction, the Company acquired all of the outstanding capital stock of Nifco. Nifco was founded in 1991 and has developed software to assist companies in acquiring and processing international trade information for trade compliance purposes. Intelli Trade, Inc., a wholly-owned subsidiary of Nifco, provides compliance strategies for companies, from classifying the products they purchase and manufacture and building audit trails to preparing and distributing relevant NAFTA certificates to their customers. Origin(R) Professional is the comprehensive software used by NAFTA trade experts at Intelli Trade, Inc. to construct audit trails. The software is also used in-house by a number of Fortune 500 companies to meet trade compliance standards enforced under NAFTA. Analysis by Intelli Trade, Inc. and Origin(R) software allows companies to maximize tariff reductions under NAFTA and find alternative sourcing scenarios for cost-saving measures.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other employees of the Company. No additional compensation will be paid to directors, officers or other employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on March 31, 1999, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 31, 1999, the Company had outstanding and entitled to vote 10,918,305 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. With respect to the election of directors, shareholders shall have the right to vote their shares for as many persons as there are directors to be elected. Cumulative voting shall not be permitted in the election of directors or otherwise.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter is approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Vice President, Corporate Development of the Company at the Company's principal executive office, 2030 Marine Drive, Suite 100, North Vancouver, British Columbia, Canada V7P 1V7, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     There are four nominees for four of the five Board positions presently existing in accordance with the Company's Bylaws. The fifth Board position is currently vacant, and it may be filled by the Board of Directors at a later date without shareholder approval. Each director to be elected will hold office until the next annual meeting of shareholders and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve. The four candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

     The names of the nominees and certain information about them are set forth below:

                                                PRINCIPAL OCCUPATION/          DIRECTOR
                                    AGE     POSITION HELD WITH THE COMPANY      SINCE
                                    ---     ------------------------------     --------
Nathan Nifco......................  35    Chairman, President, Chief           1991
                                          Executive Officer and Director
Joel S. Dumaresq..................  34    Investment banker, Pashleth          1998
                                          Investment Ltd.; Vice President,
                                          Chief Financial Officer (October
                                          1998 - March 1999) and Director
Gerald J. Wittenberg..............  46    Surgeon; Director                    1998
Charles K. Kelly..................  50    Chairman of Canadian Public          1999
                                          Affairs Consulting Group, Vista
                                          Strategic Management, Inc., North
                                          American Institute -- Canada and
                                          The Cascadia Institute; Director

  Nathan Nifco

     Nathan Nifco founded Nifco Synergy Ltd. in 1991. Mr. Nifco holds a B.Sc. from the Monterrey Institute of Technology in Mexico City, a M.Sc. from the Rosenbleuth Foundation, also in Mexico City, an MBA from Asia Pacific International University and diplomas in executive leadership and management from the Massachusetts Institute of Technology and the Kennedy School of Management at Harvard University.

  Joel Dumaresq

     Joel Dumaresq has been an investment banker with Pashleth Investment Ltd., located in Richmond, British Columbia, Canada, since 1995. From 1994 until the present, Mr. Dumaresq has been the President of Dumaresq Enterprises Ltd., a diversified holding company with forestry, aviation and hospitality interests in Canada and the United States. Mr. Dumaresq has served as a member of the board of directors of two public companies, Solar Energy Ltd. and Wattage Monitor, Inc., since 1998 and 1999, respectively. Mr. Dumaresq earned his B.A. degree in Economics from the University of British Columbia in 1986.

  Dr. Gerald Wittenberg

     Dr. Gerald Wittenberg is an oral and maxillofacial surgeon and received his degree from the University of British Columbia in 1977. In 1981, Dr. Wittenberg obtained a Masters of Science degree with emphasis on Anatomy and Physiology from the University of Minnesota. He has a private practice in Vancouver and Richmond, British Columbia, teaches at the University of British Columbia, and is on staff at several hospitals.

  Charles Kelly

     Charles Kelly has been the Chairman of The Cascadia Institute (1991-Present), North American Institute -- Canada (1994-Present), Vista Strategic Management, Inc. (1990-Present) and the Canadian Public Affairs Consulting Group (1978-Present). He has served as a member of the board of directors of The Cascadia Institute and North American Institute -- Canada since 1991 and 1994, respectively. Mr. Kelly received his B.A. degree from Queen's University in 1971.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1998, the Board of Directors had three meetings. The Board intends to form an Audit Committee and a Compensation Committee.

     The Audit Committee will meet with the Company's auditors at least annually to review the results of the annual audit and discuss the financial statements, will recommend to the Board the auditors to be retained, and will receive and consider the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee will be composed of two non-employee directors. Joel Dumaresq and Charles Kelly have agreed to serve on the Audit Committee.

     The Compensation Committee will make recommendations concerning salaries and incentive compensation awards, stock options to employees and consultants under the Company's stock option plans, and will otherwise determine compensation levels and perform such other functions regarding compensation as the Board may delegate. The Compensation Committee will be composed of two non-employee directors. Joel Dumaresq and Charles Kelly have agreed to serve on the Audit Committee.

     During the fiscal year ended December 31, 1998, each Board member attended 75% or more of the aggregate of the meetings of the Board held during the period for which he was a Director.

COMPENSATION OF DIRECTORS

     The members of the Board of Directors of the Company do not receive cash compensation for their services as directors but are reimbursed for their reasonable expenses incurred in connection with attendance at meetings of the Board, in accordance with Company policy.

                                   PROPOSAL 2

               APPROVAL OF 1999 STOCK INCENTIVE COMPENSATION PLAN

     The Company's 1999 Stock Incentive Compensation Plan (the "Plan") was adopted by the Board of Directors in April 1999.

     Shareholders are requested in this Proposal 2 to approve the Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the Plan. For purposes of this vote abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

     The following is a description of the material features of the Plan and is qualified in its entirety by the complete text of the Plan. Capitalized terms not defined herein shall have the meanings given them in the Plan.

ADMINISTRATION OF THE PLAN

     The Plan is administered by the Board or a committee of the Board (the "Compensation Committee") appointed by and consisting of two or more members of the Board. In making its selection, the Board shall consider the provisions regarding "outside director" as defined by section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and "non-employee" director as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize a senior executive officer of the Company to grant Awards, within limits specifically prescribed by the Board. Except for the terms and conditions set forth in the Plan, the Compensation Committee shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards (as defined below), the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Compensation Committee shall also have exclusive authority to interpret the Plan and may from time to time adopt and change rules and regulations of general application for the Plain's administration. The Compensation Committee's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Compensation Committee pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Compensation Committee may delegate administrative duties to such of the Company's officers as it so determines.

STOCK SUBJECT TO THE PLAN

     Subject to adjustment in certain circumstances, as discussed below, and to shareholder approval of the Plan, the maximum number of shares of Common stock which shall be available for issuance under the Plan shall not exceed in the aggregate 10% of the issued shares of Common Stock as of the Plan's effective date; provided that, if the number of issued shares of Common Stock is increased after the Plan's effective date, the maximum number of shares of Common Stock which shall be available for issuance under the Plan shall be increased by 10% of such increase. In no event, however, shall more than 550,000 shares of Common Stock be cumulatively available for issuance pursuant to the exercise of Incentive Stock Options under the Plan. The Company will file a registration statement on Form S-8 to register the shares of Common Stock issuable under the Plan.

AWARDS

     Awards under the Plan may consist of (i) Incentive Stock Options designed to qualify as "incentive stock options" under Section 422 of the Code, (ii) Nonqualified Stock Options, or (iii) grants of stock ("Stock Awards"; collectively referred to as "Awards"). Options may be granted singly or in combination. Notwithstanding anything in the Plan to the contrary, the Compensation Committee may grant Awards under the Plan, in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of an Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Compensation Committee without any further action by the Compensation Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Holders.

ELIGIBILITY FOR PARTICIPATION

     Awards may be granted to any officers, directors, employees, advisors, agents or consultants to the Company or its subsidiaries.

OPTIONS

     The exercise price for shares purchased under an Option shall be as determined by the Compensation Committee, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options and not less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Nonqualified Stock Options. The term of each Option shall be as established by the Compensation Committee or, if not so established, shall be 10 years from the Grant Date. The Compensation Committee shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall vest and become exercisable, which provisions may be waived or modified by the Compensation Committee at any time. If not so established in the instrument evidencing the Option, the Option will vest and become exercisable according to the following schedule, which may be waived or modified by the Compensation Committee at any time.

               PERIOD OF HOLDER'S CONTINUOUS                    PERCENT OF
                 EMPLOYMENT OR SERVICE WITH                    TOTAL OPTION
              THE COMPANY OR ITS SUBSIDIARIES                 THAT IS VESTED
                 FROM THE OPTION GRANT DATE                   AND EXERCISABLE
------------------------------------------------------------  ---------------
      After 1 year..........................................        25%
      After 2 years.........................................        50%
      After 3 years.........................................        75%
      After 4 years.........................................       100%

     To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Compensation Committee, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described below. The Compensation Committee may determine at any time that an Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

     The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Compensation Committee in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, a combination of cash and/or check (if any) and/or one or both of the following alternative forms: (a) tendering Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price or (b) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to
(i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board. In addition, the exercise price for shares purchased under an Option may be paid, either singly or in combination with one or more of the authorized forms of payment by such other consideration as the Compensation Committee may permit.

     The Compensation Committee shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Compensation Committee at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Compensation Committee at any time.

TERMINATION OF EMPLOYMENT

     In case of termination of the Holder's employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only
(a) within one year if the termination of the Holder's employment or services is coincident with Retirement, Early Retirement at the Company's request or Disability or (b) within three months after the date the Holder ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary if termination of the Holder's employment or services is for any Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder's death may be exercised, to the extent of the number of shares purchasable by the Holder at the date of the Holder's death, by the personal representative of the Holder's estate, the person(s) to whom the Holder's rights under the Option have passed by will or the applicable laws of descent and distribution or the Holder's designated beneficiary at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option. Any portion of an Option that is not exercisable on the date of termination of the Holder's employment or services shall terminate on such date, unless the Compensation Committee determines otherwise. In case of termination of the Holder's employment or services for Cause, the Option shall automatically terminate upon first notification to the Holder of such termination, unless the Compensation Committee determines otherwise. If a Holder's employment or services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder's rights under any Option likewise shall be suspended during the period of investigation.

     A transfer of employment of services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Compensation Committee, in its sole discretion.

LIMITATIONS ON INCENTIVE STOCK OPTIONS

     To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

          1. To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000 such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Holder holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

          2. If an individual owns more than 10% of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with Section 422 of the Code.

          3. Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this determination, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

          4. The term of an Incentive Stock Option shall not exceed 10 years.

          5. To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Holder's reemployment rights are guaranteed by statute or contract. For purposes of this determination, "total disability" shall mean a mental or physical impairment of the Holder that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Holder to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Compensation Committee.

     In order to obtain certain tax benefits afford to Incentive Stock Options under Section 422 of the Code, the Holder must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date of the Incentive Stock Option and one year from the date of exercise. A Holder may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Compensation

Committee may require a Holder to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

STOCK AWARDS

     The Compensation Committee is authorized to make Awards of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals related to profits, profit growth, profit-related return ratios, cash flow or total shareholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the Compensation Committee shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Compensation Committee shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Holder's services.

     Upon the satisfaction of any terms, conditions and restrictions prescribed in respect of a Stock Award, or upon the Holder's release from any terms, conditions and restrictions of a Stock Award, as determined by the Compensation Committee, the Company shall release, as soon as practicable, to the Holder or, in the case of the Holder's death, to the personal representative of the Holder's estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

     Notwithstanding any other provision of the Plan, the Compensation Committee may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions and the Compensation Committee shall deem appropriate.

ASSIGNABILITY

     Awards are generally not transferable by the participant, except in the event of death and, during Holder's lifetime, such Awards may be exercised only by the Holder or a permitted assignee or transferee of the Holder (as provided below). Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Compensation Committee, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder to designate a beneficiary who may exercise the Award after the Holder's death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

ADJUSTMENT OF SHARES

     In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Compensation Committee shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth above, (ii) the maximum number and kind of securities that may be made subject to Awards to any individual as set forth above, and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Compensation Committee as to the terms of any of the foregoing adjustment shall be conclusive and binding.

     Except as otherwise provided in the instrument that evidences the Award, in the event of any Corporate Transaction (a term that includes, among other things, certain mergers or consolidations involving the Company or a sale of all or substantially all the assets of the Company), each Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested and exercisable.

     Such Award shall not so accelerate, however, if and to the extent that such Award is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof (the "Successor Corporation") or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation. The determination of Award comparability shall be made by the Compensation Committee, and its determination shall be conclusive and binding. Any such Awards that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall be accelerated in the event that the Holder's employment or services should subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the Successor Corporation for Cause or by the Holder voluntarily without Good Reason.

     All such Awards shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation. The acceleration will not occur if, in the opinion of the Company's outside accountants, it would render unavailable "pooling of interest" accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment.

FURTHER ADJUSTMENT OF OPTIONS

     Subject to the above-noted Corporate Transaction adjustment, the Compensation Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Compensation Committee, to take such further action as it determines to be necessary or advisable, and fair and equitable to Holders, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Compensation Committee may take such actions with respect to all Holders, to certain categories of Holders or only to individual Holders. The Compensation Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

ADJUSTMENT LIMITATIONS

     The grant of Awards will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

TAX WITHHOLDING

     The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Compensation Committee may, in its sole discretion, permit the Holder to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amount otherwise due or to become due from the Company to the Holder an amount equal to such taxes. The Company may also deduct from any Award any other amounts due from the Holder to the Company or a Subsidiary.

AMENDMENT AND TERMINATION OF PLAN

     The Plan may be amended only by the Board in such respects as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan or that may be issued as Stock Awards, (b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation.

     The Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the earlier of the Plan's adoption by the Board and approval by the shareholders. The amendment or termination of the Plan shall not, without the consent of the Holder of any Award under the Plan, impair or diminish any rights or obligations under any Award theretofore granted under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Holder, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

                                   PROPOSAL 3

                     RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected Moss Adams LLP, independent certified public accountants, as the Company's auditors for the fiscal year ending September 30, 1999, and has further directed that management submit the selection of auditors for ratification by the shareholders at the Annual Meeting. Representatives of Moss Adams LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Shareholder ratification of the selection of Moss Adams LLP as the Company's auditors is not required by the Company's Bylaws. However, the Board is submitting the selection of Moss Adams LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Moss Adams LLP. For purposes of this vote abstentions and broker non- votes will not be counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 31, 1999, by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and
(iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                    BENEFICIAL OWNERSHIP(1)
                                                              -----------------------------------
BENEFICIAL OWNER                                              NUMBER OF SHARES   PERCENT OF TOTAL
----------------                                              ----------------   ----------------
Nathan Nifco................................................     3,003,070(2)         27.5%
2220 Mathers Avenue
West Vancouver, British Columbia
V7V 2H5 Canada
Joel S. Dumaresq............................................             0           *
Gerald J. Wittenberg........................................             0           *
Charles K. Kelly............................................             0           *
Sokhie S. Puar..............................................             0           *
Carol Beaul.................................................             0           *
Lionel Prins................................................             0           *
Dina Nifco..................................................     2,991,355(2)         27.4%
2220 Mathers Avenue
West Vancouver, British Columbia
V7V 2H5 Canada
All executive officers and directors as a group (7
  persons)..................................................     5,994,425            54.9%

---------------

 *  Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission ("SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 10,918,305 shares of Common Stock outstanding on March 31, 1999, adjusted as required by rules promulgated by the SEC.

(2) This does not include 5,575 shares of Common Stock beneficially owned by the Nifco Family Trust, of which Nathan Nifco is the Trustee and Dina Nifco is a beneficiary.

                             ADDITIONAL INFORMATION

MANAGEMENT

     Executive officers are elected by the Board and serve at the discretion of the Board. Set forth below is information regarding executive officers of the Company who are not directors.

NAME                      AGE        PRINCIPAL OCCUPATION/POSITION HELD WITH THE COMPANY
----                      ---        ---------------------------------------------------
Sokhie S. Puar..........  35     Vice President, Corporate Development
Lionel Prins............  41     Vice President, Sales and Marketing
Carol Beaul.............  46     President, Intelli Trade, Inc., a wholly-owned subsidiary

  Sokhie Puar, Vice President, Corporate Development

     Sokhie Puar has been Vice President of Corporate Development for the Company since February 1999. From 1987 to January 1999, Mr. Puar was a Registered Representative at Canaccord Capital Corporation (Canada) and Noram Investments (United States of America). A licensed securities professional in both the United States and Canada, Mr. Puar received his training at the British Columbia Institute of Technology obtaining both an advanced Diploma in Mechanical Engineering (1985) and Business Administration (1986).

  Lionel Prins, Vice President, Sales and Marketing

     Lionel Prins has been Vice President of Sales and Marketing since January 1999. From 1990 to 1998, Mr. Prins served as the President of Imagelynx Digital Imaging, a prepress and digital print company servicing design firms and advertising agencies throughout North America. Mr. Prins earned his B.F.A. degree in design from the Emily Carr College of Art and Design in 1975.

  Carol Beaul, President, Intelli Trade, Inc.

     Carol Beaul has served as the President of Intelli Trade, Inc. since 1994. She has been a member of the board of directors of the Canadian Industrial Transportation League since 1995. She obtained her B.A. degree from Windsor University in 1975.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows for the fiscal year ended December 31, 1998, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer. The Company had no other executive officers whose compensation exceeded $100,000 for such year (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                              ANNUAL COMPENSATION
                                                              -------------------
NAME AND PRINCIPAL POSITION                                    SALARY      BONUS
---------------------------                                   --------    -------
Nathan Nifco, Chief Executive Officer, President, Chairman
  and Director..............................................  $150,000(1) $34,161

---------------

(1) This includes $150,000 in management fees accrued in 1997 (prior to the merger of Nifco Synergy Ltd. into SmartSources.com, Inc.) but paid during the fiscal year 1998.

STOCK OPTION GRANTS AND EXERCISES

     For the fiscal year ended December 31, 1998, there were no options granted to, exercised by, or held at year end by, the Named Executive Officers.

                              CERTAIN TRANSACTIONS

     On November 1, 1996, the Company (then Nifco Synergy Ltd.) entered into an agreement with Nathan Nifco. The agreement has a term of ten years and provides for an annual royalty payment equal to 10% of any sales by the Company derived from the commercial exploitation of all computer programs, methodologies, products, formulas, concepts, techniques, algorithms, user and technical notes and documents, derivatives and related technical material related to the INFER technology developed by Nathan Nifco. In exchange for the royalty, Nathan Nifco transferred all intellectual and commercial property rights relating to INFER to the Company. In addition, Nathan Nifco agreed not to compete with the Company's exploitation and commercialization of the INFER technology without the Company's prior written consent. At this time, no royalties have been accrued or paid to Nathan Nifco under the agreement.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders that are intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company not later than December 22, 1999, in order to be included in the proxy statement and proxy relating to that Annual Meeting. In addition, pursuant to recent changes to the proxy rules, unless a shareholder who wishes to bring a matter before the shareholders at the Company's 2000 Annual Meeting of Shareholders notifies the Company of such matter prior to March 6, 2000, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                            By Order of the Board of Directors

                                            /s/ NATHAN NIFCO

                                            NATHAN NIFCO
                                            Chairman

May 3, 1999

                                                                      APPENDIX A

                             SMARTSOURCES.COM, INC.

                     1999 STOCK INCENTIVE COMPENSATION PLAN

                               SECTION 1. PURPOSE

     The purpose of the SmartSources.com, Inc. 1999 Stock Incentive Compensation Plan (the "Plan") is to enhance the long-term shareholder value of SmartSources.com, Inc., a Colorado corporation (the "Company"), by offering opportunities to employees, directors, officers and consultants of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

                             SECTION 2. DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below:

2.1  AWARD

     "Award" means an award or grant made pursuant to the Plan, including, without limitation, awards or grants of Options and Stock Awards, or any combination of the foregoing.

2.2  BOARD

     "Board" means the Board of Directors of the Company.

2.3  CAUSE

     "Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Compensation Committee, and its determination shall be conclusive and binding.

2.4  CODE

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.5  COMMON STOCK

     "Common Stock" means the common stock, no par value, of the Company.

2.6  COMPENSATION COMMITTEE

     "Compensation Committee" means the Board or any committee of the Board designated to administer the Plan under Section 3.1.

2.7  CORPORATE TRANSACTION

     "Corporate Transaction" means any of the following events:

          (a) Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation own less than a majority of the outstanding voting securities of the surviving corporation;

          (b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation (as the term "subsidiary corporation" is defined in Section 8.3) of the Company;

          (c) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

     Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) under the Exchange Act.

2.8  DISABILITY

     "Disability" means "disability" as that term is defined for purposes of
Section 22(e)(3) of the Code.

2.9  EARLY RETIREMENT

     "Early Retirement" means early retirement as that term is defined by the Compensation Committee from time to time for purposes of the Plan.

2.10  EXCHANGE ACT

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.11  FAIR MARKET VALUE

     "Fair Market Value" shall be as established in good faith by the Compensation Committee or (a) if the Common Stock is listed on the American Stock Exchange or the New York Stock Exchange, the average of the high and low per share sales prices for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day or (b) if the Common Stock is listed on the Nasdaq National Market, the Nasdaq Small Cap Market or the Electronic Bulletin Board, the average of the high and low per share sales prices for the Common Stock as reported for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

2.12  GOOD REASON

     "Good Reason" means the occurrence of any of the following events or conditions and the failure of the Successor Corporation to cure such event or condition within 30 days after receipt of written notice by the Holder:

          (a) a change in the Holder's status, title, position or responsibilities (including reporting responsibilities) that, in the Holder's reasonable judgment, represents a substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Holder of any duties or responsibilities that, in the Holder's reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal of the Holder from or failure to reappoint or reelect the Holder to any of such positions, except in connection with the termination of the Holder's employment for Cause, for Disability or as a result of his or her death, or by the Holder other than for Good Reason as defined in this Section 2.12;

          (b) a reduction in the Holder's annual base salary;

          (c) the Successor Corporation's requiring the Holder (without the Holder's consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Successor Corporation's business that is not materially greater than such travel requirements prior to the Corporate Transaction;

          (d) the Successor Corporation's failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Holder was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Holder with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction;

          (e) any material breach by the Successor Corporation of its obligations to the Holder under the Plan or any substantially equivalent plan of the Successor Corporation; or

          (f) any purported termination of the Holder's employment or services for Cause by the Successor Corporation that does not comply with the terms of the Plan or any substantially equivalent plan of the Successor Corporation.

2.13 GRANT DATE

     "Grant Date" means the date the Compensation Committee adopted the granting resolution or a later date designated in a resolution of the Compensation Committee as the date an Award is to be granted.

2.14 HOLDER

     "Holder" means (a) the person to whom an Award is granted; (b) for a Holder who has died, the personal representative of the Holder's estate, the person(s) to whom the Holder's rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 10; or (c) person(s) to whom an Award has been transferred in accordance with Section 10.

2.15 INCENTIVE STOCK OPTION

     "Incentive Stock Option" means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

2.16 NONQUALIFIED STOCK OPTION

     "Nonqualified Stock Option" means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

2.17 OPTION

     "Option" means the right to purchase Common Stock granted under Section 7.

2.18 RESTRICTED STOCK

     "Restricted Stock" means shares of Common Stock granted under Section 9, the rights of ownership of which are subject to restrictions prescribed by the Compensation Committee.

2.19 RETIREMENT

     "Retirement" means retirement as of the individual's normal retirement date as that term is defined by the Compensation Committee from time to time for purposes of the Plan.

2.20 SECURITIES ACT

     "Securities Act" means the Securities Act of 1933, as amended.

2.21 STOCK AWARD

     "Stock Award" means an Award granted under Section 9.

2.22 SUBSIDIARY

     "Subsidiary," except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Compensation Committee, and any entity that may become a direct or indirect parent of the Company.

2.23  SUCCESSOR CORPORATION

     "Successor Corporation" has the meaning set forth in Section 11.2.

                           SECTION 3. ADMINISTRATION

3.1  COMPENSATION COMMITTEE

     The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. If and so long as the Common Stock is registered under
Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Compensation Committee and the membership of any committee acting as Compensation Committee, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize a senior executive officer of the Company to grant Awards, within limits specifically prescribed by the Board.

3.2  ADMINISTRATION AND INTERPRETATION BY THE COMPENSATION COMMITTEE

     Except for the terms and conditions explicitly set forth in the Plan, the Compensation Committee shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Compensation Committee shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Compensation Committee's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Compensation Committee pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Compensation Committee may delegate administrative duties to such of the Company's officers as it so determines.

                      SECTION 4. STOCK SUBJECT TO THE PLAN

4.1  AUTHORIZED NUMBER OF SHARES

     Subject to adjustment from time to time as provided in Section 11.1, the maximum number of shares of Common Stock which shall be available for issuance under the Plan shall not exceed in the aggregate 10% of the issued shares of Common Stock as of the Plan's effective date; provided that, if the number of issued shares of Common Stock is increased after the Plan's effective date, the maximum number of shares of Common Stock which shall be available for issuance under the Plan shall be increased by 10% of such increase. The Plan's effective date shall be as provided in Section 15. Subject to adjustment from time to time as provided in Section 11.1, in no event, however, shall more than 550,000 shares of Common Stock be cumulatively available for issuance pursuant to the exercise of Incentive Stock Options under the Plan.

4.2  LIMITATIONS

     Subject to adjustment from time to time as provided in Section 11.1, any grant made under the Plan shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

4.3  REUSE OF SHARES

     Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares) shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

                             SECTION 5. ELIGIBILITY

     Awards may be granted under the Plan to those officers, directors and employees of the Company and its Subsidiaries as the Compensation Committee from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Subsidiaries.

                               SECTION 6. AWARDS

6.1  FORM AND GRANT OF OPTIONS

     The Compensation Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may consist of Incentive Stock Options, Nonqualified Stock Options and Stock Awards. Options may be granted singly or in combination.

6.2  ACQUIRED COMPANY AWARDS

     Notwithstanding anything in the Plan to the contrary, the Compensation Committee may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Compensation Committee without any further action by the Compensation Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Holders.

                          SECTION 7. AWARDS OF OPTIONS

7.1  GRANT OF OPTIONS

     The Compensation Committee is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2  OPTION EXERCISE PRICE

     The exercise price for shares purchased under an Option shall be as determined by the Compensation Committee, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant

Date with respect to Incentive Stock Options and not less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Nonqualified Stock Options.

7.3  TERM OF OPTIONS

     The term of each Option shall be as established by the Compensation Committee or, if not so established, shall be 10 years from the Grant Date.

7.4  EXERCISE OF OPTIONS

     The Compensation Committee shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall vest and become exercisable, which provisions may be waived or modified by the Compensation Committee at any time. If not so established in the instrument evidencing the Option, the Option will vest and become exercisable according to the following schedule, which may be waived or modified by the Compensation Committee at any time:

    PERIOD OF HOLDER'S CONTINUOUS EMPLOYMENT OR SERVICE
           WITH THE COMPANY OR ITS SUBSIDIARIES                  PERCENT OF TOTAL OPTION
                FROM THE OPTION GRANT DATE                    THAT IS VESTED AND EXERCISABLE
-----------------------------------------------------------   ------------------------------
       After 1 year........................................                 25%
       After 2 years.......................................                 50%
       After 3 years.......................................                 75%
       After 4 years.......................................                100%

     To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Compensation Committee, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. The Compensation Committee may determine at any time that an Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

7.5  PAYMENT OF EXERCISE PRICE

     The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Compensation Committee in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, a combination of cash and/or check (if any) and/or one or both of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price or (b) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to
(i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board. In addition, the exercise price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.5, by such other consideration as the Compensation Committee may permit.

7.6  POST-TERMINATION EXERCISES

     The Compensation Committee shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Compensation Committee at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Compensation Committee at any time.

     In case of termination of the Holder's employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only
(a) within one year if the termination of the Holder's employment or services is coincident with Retirement, Early Retirement at the Company's request or Disability or (b) within three months after the date the Holder ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary if termination of the Holder's employment or services is for any reason other than Retirement, Early Retirement at the Company's request or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder's death may be exercised, to the extent of the number of shares purchasable by the Holder at the date of the Holder's death, by the personal representative of the Holder's estate, the person(s) to whom the Holder's rights under the Option have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 10 at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option. Any portion of an Option that is not exercisable on the date of termination of the Holder's employment or services shall terminate on such date, unless the Compensation Committee determines otherwise. In case of termination of the Holder's employment or services for Cause, the Option shall automatically terminate upon first notification to the Holder of such termination, unless the Compensation Committee determines otherwise. If a Holder's employment or services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder's rights under any Option likewise shall be suspended during the period of investigation.

     A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Compensation Committee, in its sole discretion.

                 SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

     To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1  DOLLAR LIMITATION

     To the extent the aggregate Fair Market Value (determined as of the Grant
Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Holder holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2  10% SHAREHOLDERS

     If an individual owns more than 10% of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with
Section 422 of the Code.

8.3  ELIGIBLE EMPLOYEES

     Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.4  TERM

     The term of an Incentive Stock Option shall not exceed 10 years.

8.5  EXERCISABILITY

     To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Holder's reemployment rights are guaranteed by statute or contract. For purposes of this
Section 8.5, "total disability" shall mean a mental or physical impairment of the Holder that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Holder to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Compensation Committee.

8.6  TAXATION OF INCENTIVE STOCK OPTIONS

     In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Holder must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date of the Incentive Stock Option and one year from the date of exercise. A Holder may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Compensation Committee may require a Holder to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

                            SECTION 9. STOCK AWARDS

9.1  GRANT OF STOCK AWARDS

     The Compensation Committee is authorized to make Awards of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals related to profits, profit growth, profit-related return ratios, cash flow or total shareholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the Compensation Committee shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Compensation Committee shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Holder's services.

9.2  ISSUANCE OF SHARES

     Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Holder's release from any terms, conditions and restrictions of a Stock Award, as determined by the Compensation Committee, the Company shall release, as soon as practicable, to the Holder or, in the case of the Holder's death, to the personal representative of the Holder's estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.3  WAIVER OF RESTRICTIONS

     Notwithstanding any other provisions of the Plan, the Compensation Committee may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Compensation Committee shall deem appropriate.

                           SECTION 10. ASSIGNABILITY

     No Option or Stock Award granted under the Plan may be assigned, pledged or transferred by the Holder other than by will or by the applicable laws of descent and distribution, and, during the Holder's lifetime, such Awards may be exercised only by the Holder or a permitted assignee or transferee of the Holder (as provided below). Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Compensation Committee, in its sole discretion, may permit such assignment, transfer and exercisability and may permit an Holder to designate a beneficiary who may exercise the Award after the Holder's death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

                            SECTION 11. ADJUSTMENTS

11.1  ADJUSTMENT OF SHARES

     In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Compensation Committee shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1, (ii) the maximum number and kind of securities that may be made subject to Awards to any individual as set forth in Section 4.2, and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Compensation Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a Corporate Transaction shall not be governed by this Section 11.1 but shall be governed by Section 11.2.

11.2  CORPORATE TRANSACTION

     (a) Except as otherwise provided in the instrument that evidences the Award, in the event of any Corporate Transaction, each Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested and exercisable.

     (b) Such Award shall not so accelerate, however, if and to the extent that such Award is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof (the "Successor Corporation") or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation. The determination of Award comparability shall be made by the Compensation Committee, and its determination shall be conclusive and binding. Any such Awards that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall be accelerated in the event that the Holder's employment or services should subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the Successor Corporation for Cause or by the Holder's voluntarily without Good Reason.

     (c) All such Awards shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation.

     (d) The acceleration will not occur if, in the opinion of the Company's outside accountants, it would render unavailable "pooling of interest" accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment.

11.3  FURTHER ADJUSTMENT OF OPTIONS

     Subject to Section 11.2, the Compensation Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Compensation Committee, to take such further action as it determines to be necessary or advisable, and fair and equitable to Holders, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Compensation Committee may take such actions with respect to all Holders, to certain categories of Holders or only to individual Holders. The Compensation Committee may take such action before or after granting

     Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

11.4  LIMITATIONS

     The grant of Awards will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                            SECTION 12. WITHHOLDING

     The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Compensation Committee may, in its sole discretion, permit the Holder to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Holder an amount equal to such taxes. The Company may also deduct from any Award any other amounts due from the Holder to the Company or a Subsidiary.

                 SECTION 13. AMENDMENT AND TERMINATION OF PLAN

13.1  AMENDMENT OF PLAN

     The Plan may be amended only by the Board in such respects as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan or that may be issued as Stock Awards, (b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation.

13.2  TERMINATION OF PLAN

     The Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the earlier of the Plan's adoption by the Board and approval by the shareholders.

13.3  CONSENT OF HOLDER

     The amendment or termination of the Plan shall not, without the consent of the Holder of any Award under the Plan, impair or diminish any rights or obligations under any Award theretofore granted under the Plan.

     Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Holder, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

                              SECTION 14. GENERAL

14.1  AWARD AGREEMENTS

     Awards granted under the Plan shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Compensation Committee shall deem advisable and that are not inconsistent with the Plan.

14.2  CONTINUED EMPLOYMENT OR SERVICES; RIGHTS IN AWARDS

     None of the Plan, participation in the Plan or any action of the Compensation Committee taken under the Plan shall be construed as giving any person any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of any person.

14.3  REGISTRATION

     The Company shall be under no obligation to any Holder to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

     Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

14.4  NO RIGHTS AS A SHAREHOLDER

     No Option shall entitle the Holder to any dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Option, free of all applicable restrictions.

14.5  COMPLIANCE WITH LAWS AND REGULATIONS

     Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Holders who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Holders. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

14.6  NO TRUST OR FUND

     The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Holder, and no Holder shall have any rights that are greater than those of a general unsecured creditor of the Company.

14.7  SEVERABILITY

     If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Compensation Committee's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

                           SECTION 15. EFFECTIVE DATE

     The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by the Company's shareholders at any time within 12 months of such adoption.

     Adopted by the Board on April 27, 1999 and approved by the Company's
shareholders on           , 199  .

                    PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS

 Date of
Adoption/
Amendment/                  Effect of        Date of Shareholder
Adjustment   Section        Amendment             Approval

                    SMARTSOURCES.COM, INC. AND SUBSIDIARIES

                          INDEPENDENT AUDITOR'S REPORT
                                      AND
                              FINANCIAL STATEMENTS

                          SEPTEMBER 30, 1998 AND 1997

                    SMARTSOURCES.COM, INC. AND SUBSIDIARIES

                               TABLE OF CONTENTS
                               SEPTEMBER 30, 1998

                                                                 PAGE
                                                                 ----
Independent Auditor's Report................................  F-2
Consolidated Financial Statements
  Balance Sheet.............................................  F-3
  Statement of Operations...................................  F-4
  Statement of Stockholders' Deficit........................  F-5
  Statement of Cash Flows...................................  F-6
  Notes to Consolidated Financial Statements................  F-7 -- F-17

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
SmartSources.com, Inc. and Subsidiaries

     We have audited the accompanying consolidated balance sheet of SmartSources.com, Inc. and Subsidiaries as of September 30, 1998, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the two years in the period ended September 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SmartSources.com, Inc. and Subsidiaries as of September 30, 1998, and the results of its operations and its cash flows for each of the two years in the period ended September 30, 1998 in conformity with generally accepted accounting principles.

                                                   /s/ MOSS ADAMS LLP
                                            ------------------------------------
                                                       Moss Adams LLP

Bellingham, Washington
February 5, 1999

                    SMARTSOURCES.COM, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1998

                                     ASSETS

CURRENT ASSETS
Cash and cash equivalents...................................  $     1,700
Investments, available for sale, at fair value..............       10,100
Trade accounts receivable, net of allowance of doubtful
  accounts of $11,100.......................................      405,700
                                                              -----------
          Total current assets..............................      417,500
CAPITALIZED SOFTWARE COSTS, net.............................      111,400
PROPERTY AND EQUIPMENT, net.................................      727,200
INVESTMENT IN JOINT VENTURE.................................      163,800
OTHER ASSETS................................................        6,800
                                                              -----------
          TOTAL ASSETS......................................  $ 1,426,700
                                                              ===========

                  LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities....................  $    58,500
Administrative fees payable.................................      116,500
Sale deposit................................................       98,300
Billings in excess of costs and estimated earnings on
  uncompleted contracts.....................................       23,900
Income taxes payable........................................       10,500
Note payable................................................       53,100
Current portion of long-term debt...........................       71,600
                                                              -----------
          Total current liabilities.........................      432,400
LONG-TERM LIABILITIES
Long-term debt, net of current portion......................      448,400
Due to stockholder..........................................      167,100
Deferred gain...............................................    2,432,000
Deferred tax liability......................................      172,500
                                                              -----------
          Total liabilities.................................    3,652,400
                                                              -----------

COMMITMENTS AND CONTINGENCIES (Note 12)
STOCKHOLDERS' DEFICIT
Common stock................................................          100
Accumulated other comprehensive income......................      169,700
Accumulated deficit.........................................   (2,395,500)
                                                              -----------
          Total stockholders' deficit.......................   (2,225,700)
                                                              -----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT.................  $ 1,426,700
                                                              ===========

       See accompanying notes to these consolidated financial statements.

                    SMARTSOURCES.COM, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                    YEARS ENDED SEPTEMBER 30, 1998 AND 1997

                                                              SEPTEMBER 30,   SEPTEMBER 30,
                                                                  1998            1997
                                                              -------------   -------------
REVENUES EARNED.............................................   $1,571,100      $1,054,800
OPERATING EXPENSES..........................................      995,900       1,020,500
                                                               ----------      ----------
OPERATING INCOME............................................      575,200          34,300
                                                               ----------      ----------
OTHER INCOME (EXPENSE)
Administrative fees.........................................     (168,900)       (430,700)
Write-down of investment in joint venture...................     (103,400)       (109,300)
Interest expense............................................      (63,300)        (49,800)
Other income................................................       16,000          10,500
                                                               ----------      ----------
                                                                 (319,600)       (579,300)
                                                               ----------      ----------
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES.............      255,600        (545,000)
PROVISION FOR INCOME TAXES..................................     (102,700)        214,800
                                                               ----------      ----------
NET INCOME (LOSS)...........................................   $  152,900      $ (330,200)
                                                               ==========      ==========
BASIC EARNINGS (LOSS) PER SHARE.............................   $     0.02      $    (0.05)
                                                               ==========      ==========
DILUTED EARNINGS (LOSS) PER SHARE...........................   $     0.02      $    (0.05)
                                                               ==========      ==========

       See accompanying notes to these consolidated financial statements.

                    SMARTSOURCES.COM, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                    YEARS ENDED SEPTEMBER 30, 1998 AND 1997

                                                                            ACCUMULATED
                                           COMMON STOCK                        OTHER
                                        ------------------   ACCUMULATED   COMPREHENSIVE   ACCUMULATED
                                         SHARES     AMOUNT     DEFICIT        INCOME         INCOME         TOTAL
                                        ---------   ------   -----------   -------------   -----------   -----------
BALANCE, September 30, 1996...........  6,883,400    $100    $(2,119,200)    $ 15,000                    $(2,104,100)
Net loss..............................                         (330,200)                    $(330,200)      (330,200)
  Foreign currency translation
    adjustment........................                                         33,500          33,500         33,500
  Income tax effect...................                                        (13,400)        (13,400)       (13,400)
                                                                             --------       ---------
        Total comprehensive income....                                                      $(310,100)            --
                                                                                            =========
  Dividends...........................         --      --       (34,200)           --                        (34,200)
                                        ---------    ----    -----------     --------                    -----------
BALANCE, September 30, 1997...........  6,883,400     100    (2,483,600)       35,100                     (2,448,400)
  Net income..........................                          152,900                     $ 152,900        152,900
  Foreign currency translation
    adjustment........................                                        224,300         224,300        224,300
  Income tax effect...................                                        (89,700)        (89,700)       (89,700)
                                                                                            ---------
        Total comprehensive income....                                                      $ 287,500             --
                                                                                            =========
  Dividends...........................         --      --       (64,800)           --                        (64,800)
                                        ---------    ----    -----------     --------                    -----------
BALANCE, September 30, 1998...........  6,883,400    $100    $(2,395,500)    $169,700                    $(2,225,700)
                                        =========    ====    ===========     ========                    ===========

       See accompanying notes to these consolidated financial statements.

                    SMARTSOURCES.COM, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    YEARS ENDED SEPTEMBER 30, 1998 AND 1997

                          Increase (Decrease) in Cash

                                                              SEPTEMBER 30,   SEPTEMBER 30,
                                                                  1998            1997
                                                              -------------   -------------
CASH FROM OPERATING ACTIVITIES
Net income (loss)...........................................    $ 152,900       $(330,200)
Adjustments to reconcile net income to net cash from
  operating activities
  Depreciation and amortization.............................      150,100         111,300
  Write-down of investment in joint venture.................      103,400         109,300
  Deferred income taxes.....................................       78,700        (214,800)
  Realized losses on sale of investments....................        7,100           2,500
  Loss on disposal of assets................................        1,700          23,800
Changes in operating assets and liabilities
  Trade accounts receivable.................................     (302,900)        185,200
  Other assets..............................................       (7,200)             --
  Accounts payable and other current liabilities............      (37,300)       (443,700)
  Administrative fees payable...............................      122,700              --
  Sale deposit..............................................      103,400              --
  Income taxes payable/refundable...........................      (58,200)         65,600
                                                                ---------       ---------
          Total cash from operating activities..............      314,400        (491,000)
                                                                ---------       ---------
CASH FROM INVESTING ACTIVITIES
Software costs capitalized..................................      (94,300)       (172,500)
Purchase of property and equipment..........................      (46,600)       (483,900)
Proceeds from sale of investments...........................      180,400          32,300
Purchase of investments.....................................      (16,600)       (204,000)
                                                                ---------       ---------
          Total cash from investing activities..............       22,900        (828,100)
                                                                ---------       ---------
CASH FROM FINANCING ACTIVITIES
Borrowing on (repayment of) note payable, net...............      (59,100)         92,400
Proceeds from long-term debt................................           --         361,000
Principal repayments on long-term debt......................      (66,100)        (18,300)
Advances from (repayments to) stockholder, net..............     (156,500)        351,300
Dividends...................................................      (64,800)        (34,300)
                                                                ---------       ---------
          Total cash from financing activities..............     (346,500)        752,100
                                                                ---------       ---------
EFFECT OF CHANGES IN EXCHANGE RATES.........................         (600)         (4,300)
                                                                ---------       ---------
NET CHANGE IN CASH..........................................       (9,800)       (571,300)
CASH AND CASH EQUIVALENTS, beginning of year................       11,500         582,800
                                                                ---------       ---------
CASH AND CASH EQUIVALENTS, end of year......................    $   1,700       $  11,500
                                                                =========       =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid...............................................    $  63,300       $  49,800
                                                                =========       =========
Income taxes paid (refunded)................................    $  82,300       $ (65,600)
                                                                =========       =========

       See accompanying notes to these consolidated financial statements.

                    SMARTSOURCES.COM, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1998 AND 1997

NOTE 1 -- ORGANIZATION, REVERSE ACQUISITION, AND OPERATIONS

  Organization

     SmartSources.com, Inc. (the Company) was incorporated in 1987 in the State of Colorado as Cody Capital Corporation. The Company completed a public offering in 1988. In 1989, it acquired Telco of Baton Rouge, Inc., which was merged into the Company, and the Company changed its name to Telco Communications, Inc. In 1994, the Company filed for Chapter 11 bankruptcy protection. The Bankruptcy Court (the Court) subsequently converted the status of the filing to Chapter 7 and appointed a Trustee to manage the affairs of the Company.

     In 1996, under direction of the Court, all authorized but unissued shares were sold to an individual, and the Company emerged from bankruptcy with no assets, liabilities, and subject to no claims or litigation. In 1997, the Company name was changed to Innovest Capital Sources Corporation, and control of the Company was obtained by Intrepid International, S.A., a Panamanian corporation, through purchase of approximately 85% of the Company's outstanding shares.

     From the date of its emergence from bankruptcy on April 12, 1996 until December 11, 1998, the date of the acquisition discussed below, the Company operated as a development stage company. Prior to the acquisition, the Company had no assets. All liabilities were due to stockholders and were forgiven in connection with the acquisition.

  Reverse Acquisition

     Effective December 11, 1998, the Company completed the acquisition of Nifco Investments Ltd. (Nifco Investments) and Subsidiaries. The acquisition was effected by exchanging six million shares of common stock for all outstanding shares of Nifco Investments. In connection with the transaction, the stockholders of Nifco Investment obtained control of the Company; and, accordingly, the transaction is characterized as a reverse acquisition. However, because the Company had no assets or liabilities, the transaction was not accounted for as a business combination but as a recapitalization of Nifco Investments. The capital structure presented in the accompanying financial statements reflects the capital structure of the Company subsequent to a one for 75 reverse stock split authorized on October 15, 1998 and the six million shares issued in connection with the merger.

     Concurrent with the acquisition, the Company name was changed to SmartSources.com, Inc., and it adopted the September 30 fiscal year-end of Nifco Investments.

  Operations

     Nifco Investments was incorporated in the province of British Columbia, Canada in September 1998 for the purpose of holding all outstanding shares of Nifco Synergy Ltd. (Nifco Synergy), Intelli Trade Corporation (Intelli Trade), and Origin Software Corporation (Origin Software).

     Nifco Synergy is a British Columbia corporation organized in 1990. Operations are located in Vancouver, British Columbia where it is engaged in developing and marketing computer and internet-based knowledge management software. Over the past five years, efforts have focused primarily on trade compliance applications, which help businesses qualify for preferential tariff treatment under the North American Free Trade Agreement (NAFTA).

     Intelli Trade is a British Columbia corporation organized in 1994. Operations are located in Toronto, Ontario where it provides international trade consulting services.

                    SMARTSOURCES.COM, INC. AND SUBSIDIARIES

     Origin Software is a British Columbia corporation organized in September 1998 to hold the rights to certain software products.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation -- The accompanying financial statements are presented in accordance with U.S. generally accepted accounting principles. Nifco Synergy and Intelli Trade have previously issued unaudited and unconsolidated financial statements prepared in accordance with accounting principles generally acceptable in Canada. Dividends paid in fiscal 1998 and 1997 were based on equity as reported under these Canadian principles.

     Principles of Consolidation -- The consolidated financial statements of SmartSources.com, Inc. and Subsidiaries include the accounts of its direct and indirect wholly-owned subsidiaries, Nifco Investments, Nifco Synergy, Intelli Trade, and Origin Software. All material intercompany accounts and transactions have been eliminated in consolidation.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Examples of estimates subject to possible revision based upon the outcome of future events include billings in excess of costs and estimated earnings on uncompleted contracts, amortization and valuation of capitalized software costs, depreciation of property and equipment, and income tax liabilities. Actual results could differ from those estimates.

     Revenue Recognition -- The Company recognizes revenue in accordance with American Institute of Certified Public Accountants Statement of Position (SOP) 97-2, Software Revenue Recognition, and SOP 98-9, Modification of SOP 97-2 with Respect to Certain Transactions. Revenue from packaged software products is recognized when shipped. Maintenance and subscription revenue is recognized ratably over the contract period. Revenue attributable to significant support is based on the price charged for the undelivered elements and is recognized ratably over the related product's life cycle.

     Revenue from fixed-price service contracts and software development contracts requiring significant production, modification, or customization are recognized using the percentage-of-completion method. Service contracts based on time incurred is recognized based on hours worked. Costs and estimated earnings in excess of billings on uncompleted contracts represents revenues recognized in excess of amounts billed. Billings in excess of costs and estimated earnings on uncompleted contracts represents billings in excess of revenues earned.

     Cash and Cash Equivalents -- All highly liquid investments, with a maturity of three months or less at the time of purchase, are considered to be cash equivalents.

     Investments -- Investments in marketable securities are classified as available-for-sale and are reported at fair value. Net unrealized gains or losses are reported as a component of comprehensive income. Realized gains and losses are recorded using the specific identification method.

     Accounts Receivable -- The Company extends credit to customers on an unsecured basis. Management establishes allowances for doubtful accounts based on evaluation of historical and current payment trends as well as consideration of specific collection issues that may require additional specific allowances.

     Capitalized Software and Research and Development Costs -- Costs incurred prior to establishing the technological feasibility of software products are charged to research and development expense. Research and development expense incurred during fiscal 1998 and 1997 was $38,400 and $73,900, respectively. Costs incurred once technological feasibility has been established, but prior to release of product to customers, are capitalized and amortized using the straight-line method over the estimated economic useful life of the

                    SMARTSOURCES.COM, INC. AND SUBSIDIARIES
product, generally three years. Management periodically compares unamortized costs to net realizable value and writes off any excess.

     Property and Equipment -- Property and equipment is recorded at cost. Depreciation is computed using straight-line and accelerated methods over estimated useful lives of the assets. Estimated useful lives by major asset category are as follows: Buildings and improvements -- 20 years, computer equipment -- four years, computer software -- four years, furniture and fixtures -- five years.

     Investment in Joint Venture -- The Company accounts for its joint venture investment using the equity method, whereby the investment is increased by undistributed income and additional cash investments and decreased by losses, adjustments for impairment and cash distributions.

     Valuation of Long-Lived Assets -- The Company periodically reviews long-lived assets and whenever events or changes in circumstances indicate that the carrying amount of an asset may be impaired and not recoverable.

     Income Taxes -- Income taxes are provided for the tax effect of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets or liabilities are settled. Amounts are computed using enacted tax rates.

     Foreign Currency Translation -- Assets and liabilities of Canadian operations, where the functional currency is the local currency, are translated into U.S. dollars at current exchange rates. Revenues and expenses are translated using average exchange rates prevailing during the year. Foreign currency translation adjustments are reported as a component of accumulated other comprehensive income.

     Earnings Per Share -- The Company reports earnings per share in accordance with Statement of Financial Accounting Standards (SFAS) No. 128, Earnings Per Share.

     Segment Information -- The Company reports segment information in accordance with SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 requires that reportable segments be designated using a management approach, which relies on the internal organization used by management for making operating decisions and assessing performance. SFAS No. 131 also requires certain disclosures about products and services, geographic areas, and major customers.

     New Accounting Standard -- In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. Among other provisions, SFAS No. 133 requires that entities recognize all derivatives as either assets or liabilities in the balance sheet and measure those financial instruments at fair value. Accounting for changes in fair value is dependent on the use of the derivatives and whether such use qualifies as hedging activity. The new standard becomes effective for the Company in fiscal 2000 and management is currently assessing the impact, if any, it may have on financial position and results of operations.

                    SMARTSOURCES.COM, INC. AND SUBSIDIARIES

NOTE 3 -- CAPITALIZED SOFTWARE COSTS

Information related to capitalized software costs is as
  follows:
Balance, beginning of year..................................  $ 114,100
Costs capitalized...........................................     94,300
Amortization expense........................................    (85,800)
Effect of change in foreign currency exchange rates.........    (11,200)
                                                              ---------
Balance, end of year........................................  $ 111,400
                                                              =========
Cost........................................................  $ 244,700
Less accumulated amortization...............................   (133,300)
                                                              ---------
                                                              $ 111,400
                                                              =========

NOTE 4 -- PROPERTY AND EQUIPMENT

Property and equipment consist of the following:
Land........................................................  $ 203,000
Buildings and improvements..................................    360,700
Computer equipment and software.............................    325,400
Furniture and fixtures......................................     55,500
                                                              ---------
                                                                944,600
Less accumulated depreciation...............................   (217,400)
                                                              ---------
                                                              $ 727,200
                                                              =========

     Depreciation expense in fiscal 1998 and 1997 was $64,300 and $61,400, respectively.

NOTE 5 -- INVESTMENT IN JOINT VENTURE

     During fiscal 1996, Nifco Synergy paid $393,100 to acquire a 40% interest in certain software rights. Payment of additional consideration was contingent on the level of future revenues derived from the investment. Under terms of a joint venture agreement between the parties, Nifco Synergy appointed the seller as its exclusive agent to maintain, develop, distribute, and market the software. Through September 30, 1998, Nifco Synergy had received essentially no revenue from the venture. Accordingly, the investment has been written down to its net realizable value.

     Effective January 1, 1999, Nifco Synergy sold its interest in software for $163,800. Of the total sales price, $98,300 was received prior to September 30, 1998 and is presented as a current liability in the accompanying balance sheet.

                    SMARTSOURCES.COM, INC. AND SUBSIDIARIES

NOTE 6 -- UNCOMPLETED CONTRACTS

Costs, estimated earnings, and billings on uncompleted contracts are as follows:

Costs incurred on uncompleted contracts.....................  $  5,900
Estimated earnings..........................................     2,000
Less billings to date.......................................   (31,800)
                                                              --------
                                                              $(23,900)
                                                              ========
Presentation in the accompanying balance sheet:

Costs and estimated earnings in excess of billings on
  uncompleted contracts.....................................  $     --
Billings in excess of costs and estimated earnings on
  uncompleted contracts.....................................   (23,900)
                                                              --------
                                                              $(23,900)
                                                              ========

NOTE 7 -- NOTE PAYABLE AND LONG-TERM DEBT

  Note Payable

     Through Nifco Synergy, the Company has a line of credit facility with a Canadian bank that allows for borrowing up to $163,800 at the bank's prime rate plus 1.5%. The line is collateralized by general assets of Nifco Synergy and guarantees of Intelli Trade and the majority stockholder.

  Long-Term Debt

     Long-term debt consists of the following:

Note payable to a Canadian bank in monthly installments of
  $4,300 plus interest at prime plus 1.25%, collateralized
  by general assets of Nifco Synergy, due August 2000.......  $ 94,100
Mortgage payable to a Canadian bank in monthly installments
  of $1,700 including interest at 8.75%, collateralized by
  real estate of Nifco Synergy and assignment of rents,
  guaranteed by the majority stockholder, due in 2011.......   156,500
Mortgages payable to Canadian finance companies in aggregate monthly installments of $2,200, including interest at
  rates of 7% and 9%, collateralized by real estate of Nifco
  Synergy and guaranteed by the majority stockholder, due
  January 2001 and June 2002................................   269,400
                                                              --------
Total debt..................................................   520,000
Less current portion........................................    71,600
                                                              --------
Long-term portion...........................................  $448,400
                                                              ========

     Long-term debt matures as follows:

                       YEAR ENDING
                      SEPTEMBER 30,
                      -------------
1999......................................................  $ 71,600
2000......................................................    63,900
2001......................................................    99,000
2002......................................................   159,700
2003......................................................     9,500
Thereafter................................................   116,300
                                                            --------
                                                            $520,000
                                                            ========

                    SMARTSOURCES.COM, INC. AND SUBSIDIARIES

     Under the terms of its loan agreements with the bank, Nifco Synergy is subject to various covenants, including requirements to maintain certain financial ratios.

NOTE 8 -- DEFERRED GAIN

     During fiscal 1995 and 1996, Nifco Synergy entered into two software sale agreements with Columbia Diversified Software Fund Limited Partnership (Columbia), whereby it sold the rights to its principal software product, ORIGIN. The transactions were structured to take advantage of certain Canadian tax laws designed to provide tax incentives to investors in software applications. To facilitate the transactions, Nifco Synergy obtained an appraisal of the value of ORIGIN from an independent third-party. The valuation served as a basis for determining the sales price to Columbia. During fiscal 1995 and 1996, Nifco Synergy received cash payments totaling $2,432,000 and took recourse notes totaling $7,774,400 for the balance of the sales price. Approximately half the notes are due from Columbia and half are notes assigned to Nifco Synergy that are payable to Columbia from its limited partners. The notes are due in 2005 and 2009 and bear interest at rates that have varied over time based on periodic amendments to the original terms of the notes. The current rate is 3%.

     Pursuant to the agreements, Nifco Synergy was appointed Columbia's agent to maintain, develop and market ORIGIN for a period of not less than 50 years. Fees for these services were established at an amount equal to 20% of sales revenues from ORIGIN. The agreements also specified the allocation of cash flows generated from sales of ORIGIN, based on the following schedule:

     - The first 20% to be paid to Nifco Synergy for maintenance, development and marketing expenses.

     - Next, an amount to be paid to Nifco Synergy equal to the amount of accrued and unpaid interest owing on the notes receivable.

     - Then, 55% of the remaining balance to be paid to limited partners of Columbia.

     - Finally, after allowance for a reasonable reserve for the working capital needs of Columbia, the remainder to be paid to Nifco Synergy to reduce the principal balance of the notes receivable.

     The allocation of cash flows is scheduled to be modified once the principal amount of the notes is paid off, after which Nifco Synergy will retain 90% of sales revenue.

     Subsequent to execution of the agreements, Nifco Synergy and Columbia agreed not to adhere strictly to the allocation of cash flows outlined above, due to practical business considerations. Generally, Nifco Synergy has paid to Columbia an amount equal to the interest accruing on the notes, plus a negotiated annual fee payable to Columbia for a portion of its administrative expenses. Nifco Synergy, in turn, has retained the remaining balance of ORIGIN sales revenue and has received payment from Columbia for the interest accruing on the notes. Neither Nifco Synergy or Columbia have otherwise tracked and allocated cash flows based on the original schedule outlined above. During the years ended September 30, 1998 and 1997, Nifco Synergy paid administrative fees to Columbia in the amount of $168,900 and $430,700, respectively. At September 30, 1998, a total of $116,500 of fees was due to Columbia.

     Based on the terms of the agreements, together with subsequent modifications, Nifco Synergy has concluded that it has a significant continuing economic interest in ORIGIN and has, in substance, retained the risks and rewards of ownership. Accordingly, the agreements have been accounted for as a sale of a tax asset rather than a sale of software rights.

     Revenue Canada is currently reviewing the valuation of ORIGIN used to determine the sales price to Columbia. In the event a lower value is placed on the software, the possibility exists that Revenue Canada may question the amount of the tax benefits claimed by Columbia and its investors. Under the agreements, Nifco Synergy is not required to indemnify the Partnership or its investors in the event of a denial of the

                    SMARTSOURCES.COM, INC. AND SUBSIDIARIES
benefits claimed. However, due to uncertainties surrounding the ultimate outcome of this matter, gain on the sale equal to the $2,432,000 of cash received has been deferred.

     Nifco Synergy has not recognized the $7,774,400 of notes receivable because of uncertainties surrounding both the amount and timing of collection. Through September 30, 1998, approximately $128,000 of principal payments on the notes had been received. Because Nifco Synergy has concluded that it has retained the risks and rewards of ownership, all interest and principal payments received on the notes, resulting from cash generated from sales of ORIGIN, are classified as revenue in the accompanying statement of operations.

     Subsequent to September 30, 1998, Origin Software Corporation was in the process of negotiating to repurchase the rights to the software product and obtain release from any contingent liability related to the original sale.

NOTE 9 -- INCOME TAXES

     The provision for income taxes consists of the following:

                                                                1998       1997
                                                              --------   ---------
Current Canadian federal and provincial expense.............  $ 24,000   $      --
Deferred Canadian federal and provincial expense
  (benefit).................................................    78,700    (214,800)
                                                              --------   ---------
                                                              $102,700.. $(214,800)
                                                              ========   =========

     The total tax provision differs from the amount computed using the U.S. federal statutory income tax rate as follows:

                                                                1998       1997
                                                              --------   ---------
Pretax net income (loss)....................................  $255,600   $(545,000)
U.S. statutory rates........................................        34%         34%
Tax at statutory rates......................................    86,900    (185,300)
Excess income tax payable (refundable) in Canadian
  jurisdictions.............................................    15,800     (29,500)
                                                              --------   ---------
                                                              $102,700.. $(214,800)
                                                              ========   =========

     Tax effects of temporary differences that give rise to deferred tax assets (liabilities), based on a 40% Canadian tax rate, are as follows:

Assets
  Deferred gain.............................................   $ 1,541,000
  Research and development costs............................       110,700
                                                               -----------
                                                                 1,651,700
                                                               -----------
Liabilities
  Investment in joint venture...............................      (778,000)
  Depreciation..............................................       (77,000)
  Capitalized software costs................................       (44,600)
  Foreign currency translation adjustments..................      (113,200)
                                                               -----------
                                                                (1,012,800)
                                                               -----------
  Valuation allowance.......................................      (811,400)
                                                               -----------
     Net deferred tax liability.............................   $  (172,500)
                                                               ===========

                    SMARTSOURCES.COM, INC. AND SUBSIDIARIES

     The Company believes uncertainty exists surrounding realization of certain deferred tax assets. Accordingly, it has recorded an $811,400 valuation allowance to reduce deferred tax assets to an amount that will more likely than not be realized.

NOTE 10 -- EARNINGS PER SHARE

     The numerators and denominators of basic and diluted earnings per share are as follows:

                                                                 1998         1997
                                                              ----------   ----------
Numerator -- net income (loss)..............................  $  152,900   $ (330,200)
                                                              ==========   ==========
Denominator -- weighted average number of shares outstanding
  (Note 11).................................................   6,883,400    6,883,400
                                                              ==========   ==========

     At September 30, 1998, the Company had no potential common shares that would have had a dilutive effect.

NOTE 11 -- STOCKHOLDERS' EQUITY

     The Company has a single class of no par value common stock. Authorized shares total 50 million. The capital structure presented in the accompanying financial statements reflects the capital structure of the Company subsequent to a one for 75 stock split authorized on October 15, 1998 and the six million shares issued in connection with the merger with Nifco Investments Ltd. (Note
1). On October 15, 1998, stockholders also approved issuance of additional shares of common stock to be placed with investors in the following amounts pursuant to Regulation D, Rule 504 and Rule 505:

4,230,000 shares at.........................................   $0.01
  500,000 shares at.........................................    1.90
  600,000 shares at.........................................    5.00

NOTE 12 -- COMMITMENTS AND CONTINGENCIES

  Operating Leases

     In the course of business, the Company obtains the use of certain office equipment under terms of operating lease agreements. Future minimum lease payments are as follows:

                       YEAR ENDING
                      SEPTEMBER 30,
                      -------------
1999......................................................   $21,200
2000......................................................    20,000
2001......................................................     7,600
2002......................................................     2,600
                                                             -------
                                                             $51,400
                                                             =======

     Intelli Trade leases its office under an annual renewable lease currently requiring monthly payments of $3,200. Total lease payments were $58,300 and $60,100 in 1998 and 1997, respectively.

  Sale of Software Rights

     As discussed in Note 8, during fiscal 1995 and 1996, Nifco Synergy sold all rights to its principal software product, ORIGIN, to Columbia Diversified Software Limited Partnership ("Columbia"). The sale transactions were structured to take advantage of certain Canadian tax laws designed to provide tax incentives to

                    SMARTSOURCES.COM, INC. AND SUBSIDIARIES
investors in software applications. In connection with the sale, Nifco Synergy obtained an appraisal of the value of ORIGIN from an independent third-party to help determine the sale price to Columbia.

     Revenue Canada is currently reviewing the valuation of ORIGIN. In the event a lower value is placed on the software, the possibility exists that Revenue Canada may question the amount of the tax benefits claimed by Columbia and its investors. Under the agreements, Nifco Synergy is not required to indemnify the Partnership or its investors in the event of a denial of the benefits claimed.

     As discussed also in Note 8, certain provisions in the sale agreements specify the allocation of cash flows from sales of ORIGIN. By mutual agreement, Nifco Synergy and Columbia agreed not to adhere strictly to these provisions. Subsequent to September 30, 1998, Origin Software Corporation was in the process of negotiating to repurchase the rights to the software product and obtain release from any contingent liabilities related to the original sale.

  Cost Sharing and Royalty Agreement

     During fiscal 1996, Nifco Synergy entered into a technology and applications development project agreement (the Project Agreement) with a not-for-profit organization (the Organization) that serves to disburse funds on behalf of the Canadian Minister of Industry. Funds are provided as part of a cost sharing arrangement designed to facilitate development of Canada's communications infrastructure. Under terms of the Project Agreement, Nifco Synergy is reimbursed for a portion of costs incurred to develop advanced network technologies and applications. Funds committed to Nifco Synergy under this arrangement total $262,000. At September 30, 1998, approximately $189,200 of available funds had been received or committed, including $15,200 due to Nifco Synergy for holdbacks on qualified claims pending completion of the development project. This amount is included in accounts receivable in the accompanying balance sheet.

     In turn, Nifco Synergy is obligated to pay a 3% royalty to the Organization based on sales of any and all products whose development was funded under the Project Agreement. Total royalties to be paid are limited to the lesser of twice the amount of funding received or the amount of royalties due during the period September 1997 through March 2001. At September 30, 1998, the project was not complete and management is currently unable to assess the probable timing of completion or estimate a range of the amount of future royalties that might ultimately be due to the Organization.

  Year 2000 Issue

     The Company is currently reviewing its computer software programs and hardware components to identify those areas, if any, that could be affected by the Year 2000 issue. The Company is also reviewing how the Year 2000 issue may impact the computer processing systems of its customers, suppliers, banks and other outside parties. In connection with this process, management is making an assessment of the potential expense, if any, to be incurred to ensure all Company computer systems are Year 2000 compliant.

     Because of the unprecedented nature of the Year 2000 issue, its effects and the success of related remediation efforts, if any are required, will not be fully determinable until the year 2000 and thereafter.

NOTE 13 -- RELATED PARTIES

     The Company is affiliated through common ownership with the following entities:

  Tradespace Technologies Corporation (Tradespace)

     Tradespace is a Delaware corporation operating in Vancouver, British Columbia where it develops software applications related to electronic barter and trade.

                    SMARTSOURCES.COM, INC. AND SUBSIDIARIES

  PMG Project Management Groupware Inc. (PMG)

     PMG is a British Columbia corporation operating in Vancouver, British Columbia where it develops and markets software applications to assist school districts with centralized purchasing and inventory control.

  Synergy Strategy Inc. (Synergy Strategy)

     Synergy Strategy is a British Columbia corporation organized to contract with a U.S. company to market financial information services technology in Mexico.

     Transactions with these entities are summarized as follows:

                                                                1998       1997
                                                              --------   --------
Sales to affiliates.........................................  $722,700   $105,500
                                                              ========   ========
Amounts due from affiliates, included in trade accounts
  receivable................................................  $270,200   $     --
                                                              ========   ========

NOTE 14 -- CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, investments and accounts receivable. The Company places its temporary cash investments with major financial institutions. At September 30, 1998, investments consist of common shares of a single U.S. company in the computer industry. The Company extends credit to customers based on evaluation of customers' financial condition and credit history. Collateral is generally not required. Customers include Canadian and U.S. entities engaged in international trade and software development in North America. One customer accounted for 64% of accounts receivable at September 30, 1998.

NOTE 15 -- SEGMENT AND GEOGRAPHIC INFORMATION AND MAJOR CUSTOMERS

  Segment Information

     The Company's primary operations consist of the development and sale of trade compliance software products to entities subject to the North American Free Trade Agreement. Other services include international trade consulting and software engineering contracts. Management assesses the operations of its software sales and engineering activities and its consulting activities as separate segments. The following tables and schedules summarize certain information about these segments.

                                                 1998                                    1997
                                 -------------------------------------   -------------------------------------
                                  SOFTWARE                                SOFTWARE
                                  SALES AND      TRADE                    SALES AND      TRADE
                                 DEVELOPMENT   CONSULTING     TOTAL      DEVELOPMENT   CONSULTING     TOTAL
                                 -----------   ----------   ----------   -----------   ----------   ----------
External revenues..............  $1,219,200     $351,900    $1,571,100   $  788,900     $265,900    $1,054,800
Intersegment revenues..........       9,300       16,200        25,500       10,500           --        10,500
Interest expense...............      62,200        1,100        63,300       47,900        1,900        49,800
Depreciation and
  amortization.................     147,600        2,500       150,100      110,600          700       111,300
Income tax expense (benefit)...      90,700       12,000       102,700     (214,800)          --      (214,800)
Segment profit (loss)..........     109,500       68,900       178,400     (312,600)      (7,100)     (319,700)
Segment assets.................   1,363,600       88,000     1,451,600    1,541,200       71,300     1,612,500
Expenditures for segment
  assets.......................      38,500        8,100        46,600      479,500        4,400       483,900
Investment in joint venture....     163,800           --       163,800      289,400           --       289,400

                    SMARTSOURCES.COM, INC. AND SUBSIDIARIES

                                                                 1998         1997
                                                              ----------   ----------
Total revenues for reportable segments......................  $1,596,600   $1,065,300
Less intersegment revenues..................................     (25,500)     (10,500)
                                                              ----------   ----------
          Consolidated total................................  $1,571,100   $1,054,800
                                                              ==========   ==========
Total income (loss) before tax for reportable segments......  $  281,100   $ (534,500)
Elimination of intersegment income..........................     (25,500)     (10,500)
                                                              ----------   ----------
          Consolidated total................................  $  255,600   $ (545,000)
                                                              ==========   ==========
Total assets for reportable segments........................  $1,451,600   $1,612,500
Elimination of intersegment receivables.....................     (24,900)     (53,700)
                                                              ----------   ----------
          Consolidated total................................  $1,426,700   $1,558,800
                                                              ==========   ==========

  Geographic Information

     Following is a summary of revenues and long-lived assets related to the respective countries in which the Company operates. Revenues are attributed to countries based on location of customers.

                                                         1998                      1997
                                                -----------------------   -----------------------
                                                             LONG-LIVED                LONG-LIVED
                                                 REVENUES      ASSETS      REVENUES      ASSETS
                                                ----------   ----------   ----------   ----------
Canada........................................  $  636,000    $838,600    $  754,500   $  937,400
United States.................................     935,100          --       300,300           --
                                                ----------    --------    ----------   ----------
          Total...............................  $1,571,100    $838,600    $1,054,800   $  937,400
                                                ==========    ========    ==========   ==========

  Major Customers

     In 1998, revenues from two related parties, Tradespace Technologies Corporation (Tradespace) and PMG Project Management Groupware, Inc., accounted for 20% and 26% of the Company's consolidated revenues, respectively. In 1997, revenues from Tradespace accounted for 10% of consolidated revenues. Revenues from these customers were earned in the Company's software sales and development segment.

NOTE 16 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair values of cash and cash equivalents, accounts receivable and payable, and other current liabilities approximate their carrying amounts. The fair value of advances due to stockholder approximates its carrying amount because of the short-term nature of the financial instrument. The fair value of other long-term debt approximate their carrying amount because the instruments bear interest at rates similar to the Company's incremental borrowing rate.

                             SMARTSOURCES.COM, INC.
 2030 MARINE DRIVE, SUITE 100, NORTH VANCOUVER, BRITISH COLUMBIA CANADA V7P 1V7

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
               FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 21, 1999

         The undersigned hereby constitutes and appoints Nathan Nifco and Joel
S. Dumaresq, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of SmartSources.com, Inc. to be held at the offices of the Company, located at 2030 Marine Drive, Suite 100, North Vancouver, British Columbia, Canada, on Friday, May 21, 1999 at 10:00 a.m., local time, and at any adjournments thereof, on all matters coming before said meeting.

1.   Election of Directors.      Nominees:  [ ]   FOR all nominees      [ ]  WITHHOLD vote for       [ ] For all nominees
                                                                             all nominees                except vote withheld
                                                                                                         for those named below

                                  Nathan Nifco
                                Joel S. Dumaresq
                              Gerald J. Wittenberg
                                Charles K. Kelly

 (To withhold vote for any individual nominee, write the nominee's name below.)


--------------------------------------------------------------------------------

2.   To approve the Company's 1999 Stock Incentive Compensation Plan.

              [ ] For          [ ] Against           [ ] Withheld

3. To ratify the selection of Moss Adams LLP as independent accountants of the Company for its fiscal year ending September 30, 1999.

              [ ] For          [ ] Against           [ ] Withheld


                (Continued and to be signed on the other side.)

                          (Continued from other side.)

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "for" the election of the directors named in this proxy card and "for" Proposals 2 and 3.

     [Name and address of stockholder(s)]       Date:                       1999
                                                     ----------------------,


                                                     ---------------------------


                                                     ---------------------------
                                                     Signature of Stockholder(s)

                                                     Please sign your name
                                                     exactly as it appears
                                                     hereon. Joint owners must
                                                     each sign. When signing as
                                                     attorney, executor,
                                                     administrator, trustee or
                                                     guardian, please give your
                                                     full title as it appears
                                                     thereon.


         PLEASE MARK, SIGN, DATE AND RETURN USING THE ENCLOSED ENVELOPE.